UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 - Matters Related to Accountants and Financial Statements

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 1, 2006, NVIDIA Corporation, (“NVIDIA” or the “Company”) announced that it expects to restate its previously-issued financial statements for the fiscal years 2004 through 2006, together with selected financial statements for earlier years, and for the first quarter of fiscal 2007 that ended April 30, 2006 to correct errors related to accounting for stock-based compensation expense.

The Company currently estimates that the restatement will not have a material impact on the Company’s operating results for any period in the current fiscal year 2007 and that the net impact of the restatement will be aggregate non-cash charges of less than $150 million for stock-based compensation expense, net of related tax effects.

The Company is in the process of finalizing the impact of the errors and evaluating the impact of this matter on its internal control over financial reporting.

As previously announced, in June 2006 the Audit Committee of the Board of Directors of NVIDIA began a review of the Company’s stock option practices based on the results of an internal review voluntarily undertaken by management. The Audit Committee’s review covered the time from the Company’s initial public offering in 1999 to the current fiscal year and, as previously disclosed, found instances of the use of incorrect measurement dates for certain option grants. The Audit Committee is being assisted by independent legal counsel and outside accounting experts.

At this time, the Audit Committee has completed its forensic review of the option grants and is now working with the Company’s management to finalize the financial impact of using incorrect measurement dates. As a result of its investigation, the Audit Committee has concluded that there are no concerns with respect to the integrity of current management.

The Audit Committee has reached a preliminary conclusion, based upon the recommendation of management, that NVIDIA will need to restate its historical financial statements to record additional non-cash stock-based compensation expense related to stock option grants as a result of errors in recording the measurement date for certain stock option grants. Accordingly, the Company advises that all of the Company’s financial statements and related communications for periods commencing on or after January 31, 1999 should not be relied upon, including any reports of KPMG LLP, the Company’s former independent registered public accounting firm and PricewaterhouseCoopers LLP, the Company’s current independent registered public accounting firm. The Audit Committee has discussed the matters disclosed in this Item 4.02(a) with PricewaterhouseCoopers LLP and KPMG LLP.

The stock-based compensation charges incurred will have the effect of decreasing reported net income or increasing reported loss from operations and decreasing the reported retained earnings figures contained in the Company’s historical financial statements for the periods noted above. The Company does not expect that the anticipated restatements will have any impact on its historical revenues or cash position for any period. The Company’s auditors have not completed their review of the findings of the investigation.

NVIDIA intends to file its restated financial statements and its delinquent quarterly report for the second quarter of fiscal 2007 that ended July 30, 2006 as soon as practicable.

SECTION 9 - Financial Statements and Exhibits

Item 9.01 Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release, dated November 1, 2006, entitled “NVIDIA Announces Restatement Related to Stock-Based Compensation”.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation

	By:	/s/ David M. Shannon
David M. Shannon
Date: November 1, 2006		Senior Vice President, General Counsel and Secretary

3.

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release, dated November 1, 2006, entitled “NVIDIA Announces Restatement Related to Stock-Based Compensation”.

4.